Exhibit 10.1

RIGEL PHARMACEUTICALS, INC.

AMENDED AND RESTATED EXECUTIVE SEVERANCE PLAN

Section 1. Introduction.

The Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”) is established effective January 24, 2018, and amended and restated effective August 10, 2023. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible executives of Rigel Pharmaceuticals, Inc. (the “Company”) who meet the eligibility criteria set forth in Section 2(a) below. This Plan document also is the Summary Plan Description for the Plan.

Section 2. Eligibility For Benefits.

(a)General Rules. Subject to the requirements of the Plan, the Company will grant the severance benefits described in Section 3 to Eligible Employees.
(1)Definition of “Eligible Employee.” For purposes of this Plan, an Eligible Employee is an employee of the Company serving as (a) an Executive Officer (as defined in 3b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and qualifying for treatment as an officer under Section 16 of the Security Exchange Act of 1934, as amended), or (b) a member of the executive committee leading the roles in any one of human resources, research, medical, legal, corporate development, or commercial (whether or not an Executive Officer), at the time he or she suffers a “Qualifying Termination” (as defined below). The Plan Administrator shall make the determination of whether an employee is an Eligible Employee, and such determination shall be binding and conclusive on all persons. Temporary employees and independent contractors are not eligible for severance benefits under the Plan.
(2)	Obligations of Eligible Employees. In order to receive any benefits under the Plan:
(i)the Eligible Employee must remain on the job and satisfactorily provide services to the Company until his or her date of termination;
(ii)the Eligible Employee must execute and return to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, within the time frame set forth therein (the “Release”) and such release must become effective in accordance with its terms but not later than the 60th day following the termination of employment (with the Company having the authority, in its discretion, to modify the form of the required release to comply with applicable law and to determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee) and notwithstanding the payment schedules set forth in Appendix A and Appendix B, no benefits will be paid prior to the effective date of the Release (the “Release Effective Date”) but rather on the first regular payroll pay day following the Release Effective Date, the Company will pay the Eligible Employee the benefits the Eligible Employee would otherwise have received on or prior to the Release Effective Date but for the delay in payment related to the effectiveness of the Release, with the balance of the benefits being paid as originally scheduled; and
(iii)the Eligible Employee must remain in compliance with his or her continuing obligations to the Company, including obligations under his or her Employee Proprietary Information and Inventions Assignment Agreement (such form, or any similar form, the “Proprietary Agreement”).
(b)Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

(1)The employee is covered by any other severance or separation pay plan, policy or practice of the Company or has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits, in either case with respect to severance benefits payable upon an event that constitutes a Qualifying Termination (used herein as defined herein), and such agreement, plan, policy or practice is in effect on his or her termination date. In such case, the employee’s severance benefit upon a Qualifying Termination, if any, shall be governed by the terms of such other agreement, plan, policy or practice and shall be governed by this Plan only to the extent that (i) the employee elects to waive and release all claims and rights the employee has to severance pay or benefits upon a Qualifying Termination under such other agreement, plan, policy, or practice or (ii) the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan.
(2)The employee’s employment terminates other than as a result of a Qualifying Termination (including a termination for Cause prior to the effective date of a previously scheduled Qualifying Termination, a termination as a result of death or disability, or the employee voluntarily terminates employment with the Company other than as a Resignation for Good Reason). Voluntary terminations include, but are not limited to, resignation, retirement, failure to return from a leave of absence on the scheduled date and/or termination in order to accept employment with another entity (including but not limited to any entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.)
(3)The employee has not signed an enforceable Proprietary Agreement covering the employee’s period of employment with the Company (and with any predecessor) and does not confirm in writing that he or she is and shall remain subject to the terms of that Proprietary Agreement.
(4)Following notice of a Qualifying Termination, the employee’s behavior rises to level of Cause for termination.
(c)An involuntary termination without “Cause” means an involuntary termination of an employee’s employment by the Company other than as a result of death or disability and other than for one of the following reasons:
(1)an intentional action or intentional failure to act by the employee that was performed in bad faith and to the material detriment of the business of the Company or an Employer;
(2)an employee’s intentional refusal or intentional failure to act in accordance with any lawful and reasonable order of his or her superiors that has not been cured within ten (10) days after written notice from the Company, or that has caused irreparable damage incapable of cure;
(3)an employee’s habitual or gross neglect of the duties of employment that has not been cured within ten (10) days after written notice from the Company, or that has caused irreparable damage incapable of cure;
(4)an employee’s indictment, charge, or conviction of a felony or any crime involving moral turpitude, or participation in any act of theft or dishonesty, in each case, that has had or could reasonably be expected to have a material detrimental effect on the business of the Company; or
(5)an employee’s violation of any material provision of the Proprietary Agreement or violation of any material provision of any other written Company policy or procedure.
(d)A “Change of Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(1)a sale, lease or other disposition of all or substantially all of the assets of the Company, other than a sale, lease or other disposition of all or substantially all of the assets of the Company to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease or other disposition;

(2)a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or
(3)any “Exchange Act Person” becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.
(e)A “COC Qualifying Termination” means an involuntary termination without Cause or a Resignation for Good Reason and in either case provided such termination is a separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) and such termination occurs on or within eighteen (18) months following, the effective date of the Change of Control.
(f)An “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (1) the Company or any subsidiary of the Company, (2) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (5) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(g)A “Non-COC Qualifying Termination” means an involuntary termination without Cause or a Resignation for Good Reason and in either case provided such termination is a separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) and such termination occurs before, or more than eighteen (18) months following the effective date of the Change of Control.
(h)A “Qualifying Termination” means either a COC Qualifying Termination, or Non-COC Qualifying Termination.
(i)A “Resignation for Good Reason” means the Eligible Employee has resigned from all positions he or she then-holds with the Company (or any successor thereto), and:
(1)	one of the following actions has been taken:
(i)there is a material diminution of Eligible Employee’s authority, including but not limited to decision-making authority, duties, or responsibilities;
(ii)there is a material reduction in the Eligible Employee’s annual base compensation (including the base salary and target bonus opportunity), where material is considered greater than 5%;
(iii)the Eligible Employee is required to relocate his or her primary work location to a facility or location that would increase the Eligible Employee’s one way commute distance by more than twenty (20) miles from the Eligible Employee’s primary work location as of immediately prior to such change;
(iv)A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Eligible Employee is required to report, including a requirement that the Eligible Employee report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation);
(v)A material diminution in the budget over which the Eligible Employee retains authority;
(vi)the Eligible Employee is required, as a condition to continued service, to enter into any agreement with the Company or a successor thereto regarding confidentiality, non-competition, non- solicitation or other similar restrictive covenant that is materially more restrictive than under the Proprietary Agreement;
(vii)the Company materially breaches its obligations under this Plan or any then-effective written employment agreement with the Eligible Employee; or
(viii)any acquirer, successor or assign of the Company fails to assume and perform, in all material respects, the obligations of the Company hereunder; and
(2)the Eligible Employee provides written notice to the Company’s General Counsel within the 60-day period immediately following the occurrence of any such action specified in clause (1) above; and
(3)such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and
(4)the Eligible Employee’s resignation is effective no later than sixty (60) days after the expiration of such thirty (30) day cure period.

Section 3. Amount Of Benefit.

(a)Severance Benefits. Subject to the terms and conditions of the Plan, the severance benefits that shall be provided to Eligible Employees under the Plan are set forth in Appendix A (“COC Qualifying Termination”), and Appendix B (“Non-COC Qualifying Termination”).
(b)Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, authorize benefits in an amount in addition to those benefits set forth in Section 3(a) to an Eligible Employee. The provision of any such benefits to an Eligible Employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other employee, even if similarly situated. Receipt of benefits under this Plan pursuant to such exceptions may be subject to a covenant of confidentiality and non-disclosure.
(c)Certain Reductions. Except with respect to any bonus amount that may be payable to the Eligible Employee upon such Eligible Employee’s Qualifying Termination pursuant to the terms of the Company’s bonus policy, the Company shall reduce an Eligible Employee’s severance benefits under this Plan, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company in connection with the Eligible Employee’s Qualifying Termination, including but not limited to any payments or benefits that are due pursuant to (i) any other severance plan, policy or practice, or any individually negotiated employment contract or agreement with the Company relating to severance benefits, in each case, as is in effect on the Eligible Employee’s termination date, (ii) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll without being in active service for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under this Plan are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.
(d)Parachute Payments. If any payment or benefit an Eligible Employee would receive pursuant to a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment”

within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the reduction shall occur in the manner that results in the greatest economic benefit for the Eligible Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Unless the Eligible Employee and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to the Eligible Employee and the Company within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Eligible Employee or the Company) or such other time as requested by the Eligible Employee or the Company.

(e)Code Section 409A. If the Company (or, if applicable, the successor entity thereto) determines that the payments and benefits provided under the Plan (the “Plan Payments”) constitute “deferred compensation” under Code Section 409A (together, with any state law of similar effect, “Section 409A”) and an Eligible Employee is a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments shall be delayed as follows: on the earliest to occur of (1) the date that is six months and one day after a “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), and (2) the date of the Eligible Employee’s death (such earliest date, the “Delayed Initial Payment Date”), and the Company (or the successor entity thereto, as applicable) shall then (i) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 3(e) and
(ii)commence paying the balance of the Plan Payments in accordance with the applicable payment schedules set forth in on Appendix A and Appendix B. Prior to the imposition of any delay on the Plan Payments as set forth above, it is intended that (A) each installment of the Plan Payments provided in Appendix A and Appendix B be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (B) all Plan Payments provided in Appendix A and Appendix B satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (C) the Plan Payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v). In addition to the above, to the extent required to comply with Section 409A and the applicable regulations and guidance issued thereunder, if the applicable permitted period for Executive to execute (and not revoke) the applicable Release spans two calendar years, payment of the applicable severance payments shall not commence until the beginning of the second calendar year.

Section 4. Company Property.

(a)Return of Company Property. An Eligible Employee will not be entitled to any severance benefits under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all paper and electronic company documents (and all copies thereof) created and/or received by the Eligible Employee during his or her period of employment with the Company and other Company Property which the Eligible Employee had in his or her possession or control at any time, including, but not limited to, Company and/or Employer files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and/or an Employer (and all reproductions thereof in whole or in part). As a condition to receiving benefits under the Plan, Eligible Employees must not make or retain copies, reproductions or summaries of any such Company Property. However, an Eligible Employee is not required to return his or her personal copies of documents evidencing the Eligible Employee’s hire, termination, compensation, benefits and equity awards and any other documentation received as a shareholder of the Company.
(b)Transition of Work. An Eligible Employee will not be entitled to any severance benefits under the Plan unless and until the Eligible Employee (1) has satisfactorily transitioned his or her work and information concerning his or her work to the Company to the extent reasonably requested in writing by the Company and (2) has provided the Company with all logins, passwords, passcodes and similar information created by the Eligible Employee for documents, email and electronic files that the Eligible Employee created or used on Company systems.

Section 5. Time Of Payment and Form Of Benefit.

Except as otherwise provided in Section 3, all severance benefits under the Plan shall be paid at the time and in the form provided in Appendix A and Appendix B following the Eligible Employee’s satisfaction of all of the requirements under the Plan. All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance benefits under the Plan by the amount of such indebtedness. Additionally, if an Eligible Employee is subject to withholding for taxes related to any non-Plan benefits, the Company may offset any severance benefits under the Plan by the amount of such withholding taxes. However, payments under the Plan will not be subject to any other deductions such as, but not limited to, 401(k) plan contributions and/or 401(k) loan repayments or other employee benefit and benefit plan contributions.

Section 6. Right To Interpret Plan; Amendment and Termination.

(a)Exclusive Discretion. The Plan Administrator is the Company. As Plan Administrator, the Company is the named fiduciary charged with the responsibility for administering the Plan. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The Plan Administrator may delegate any or all of its administrative duties to an officer of the Company and any such delegation shall convey with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company or the Plan Administrator shall indemnify and hold harmless any person to whom it delegated its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. The rules, interpretations, computations and other actions of the Plan Administrator or its delegate shall be binding and conclusive on all persons.

(b)Termination; Amendment. The Company reserves the right to amend or terminate this Plan (including the exhibits and appendices hereto) and the benefits provided hereunder at any time prior to a Change of Control of the Company; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose Qualifying Termination date has occurred prior to amendment of the Plan.
(c)Any purported amendment or termination of this Plan (and the exhibits and appendices hereto) upon or following a Change of Control of the Company will not be effective as to any Eligible Employee who has not consented, in writing, to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by a duly authorized executive officer of the Company.

Section 7. No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8. Legal Construction.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California (without regard to principles of conflict of laws).

Section 9. Claims, Inquiries And Appeals.

(a)Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Rigel Pharmaceuticals, Inc. Attn: General Counsel

611 Gateway Boulevard, Suite 900 South San Francisco, CA 94080

(b)Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:
(1)	the specific reason or reasons for the denial;
(2)	references to the specific Plan provisions upon which the denial is based;
(3)a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and
(4)an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Rigel Pharmaceuticals, Inc. Attn: General Counsel

611 Gateway Boulevard, Suite 900 South San Francisco, CA 94080

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:
(1)	the specific reason or reasons for the denial;
(2)	references to the specific Plan provisions upon which the denial is based;
(3)a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and
(4)a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.
(e)Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.
(f)Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section

10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 10, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10. Basis Of Payments To And From Plan.

The Plan shall be unfunded, and all benefits under the Plan shall be paid only from the general assets of the Company. An Eligible Employee’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors. Therefore, if the Company were to become insolvent, the Eligible Employee might not receive benefits under the Plan.

Section 11. Other Plan Information.

(a)Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94- 3248524. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.
(b)Ending Date for Plan’s Fiscal Year and Type of Plan. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31. The Plan is a welfare benefit plan.
(c)Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Rigel Pharmaceuticals, Inc. Attn: General Counsel

611 Gateway Boulevard, Suite 900 South San Francisco, CA 94080

(d)Plan Sponsor and Administrator. The Plan Sponsor and the “Plan Administrator” of the Plan is:

Rigel Pharmaceuticals, Inc. Attn: General Counsel

611 Gateway Boulevard, Suite 900 South San Francisco, CA 94080

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 624-1100 and facsimile number is (650) 624-1101.

Section 12. Statement Of ERISA Rights.

Participants in this Plan are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)Receive Information About Your Plan and Benefits
(1)Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2)Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and
(3)Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
(b)Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.
(c)Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in Section 10 herein.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 10 herein. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have completed the claims and appeals procedure described in Section 10 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d)Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

Section 13. GENERAL PROVISIONS.

(a)Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 12(d) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.
(b)Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder. Following a Change of Control, any references to the “Company” in this Plan shall be deemed to be references also to any successor to the company.

(c)Waiver. Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.
(d)Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
(e)Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

Section 14. Execution

To record the adoption of the Plan as set forth herein, effective as of January 24, 2018, as most recently amended and restated on August 10, 2023, Rigel Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same this 10th day of August, 2023.

Rigel Pharmaceuticals, Inc.

By: /s/Raymond Furey

Title: EVP, General Counsel, Corporate Secretary

Exhibit A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or the Employer. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release;

(b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, the Employers, or their officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process or in connection with a government investigation. In addition, I understand that nothing in this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me, and I must not revoke it thereafter.

Employee

Name: Date:

Exhibit B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or the Employer. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that:

(a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty- five (45) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven

(7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I have received with this Release all of the information required by the ADEA (under 29 U.S.C. § 626(f)(1)(H)), including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, the Employers, or their officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process or in connection with a government investigation. In addition, I understand that nothing in this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me, and I must not revoke it thereafter.

Employee

Name: Date:

Exhibit C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or the Employer. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release.. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I hereby agree not to disparage the Company, the Employers, or their officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided, however, that I will respond accurately and fully to any question, inquiry or request for information when required by legal process or in connection with a government investigation. In addition, I understand that nothing in this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

Employee

Name: Date:

Appendix A

Rigel Pharmaceuticals, Inc.

Executive Severance Plan (COC Qualifying Termination)

Severance benefits provided to Eligible Employees under the Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”) are as follows:

1.	Severance Benefits. Subject to the exceptions set forth in Section 2 of the Plan, each Eligible Employee who suffers a COC Qualifying Termination and who meets all of the requirements set forth in the Plan, including, without limitation, executing and not revoking a general waiver and release in substantially the form attached to the Plan as Exhibit A, Exhibit B or Exhibit C, as applicable, within the applicable time period set forth therein, shall receive severance benefits as set forth in this Appendix A.
(a)	Cash Severance. The Company shall make a lump sum payment of “Cash Severance” to the Eligible Employee in an amount determined as follows in the table below:

Title at Termination	Amount
CEO, President or EVP	2.5 x (Base Salary + Eligible Bonus)
SVP or VP	2.0 x (Base Salary +Eligible Bonus)

Subject to Sections 2(a)(2)(ii) and 3(e) of the Plan, the Cash Severance will be paid in a lump sum on the first regular payroll date following the Release Effective Date, but in no event later than March 15 of the year following the year in which the COC Qualifying Termination occurs.

(b)	COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the COC Qualifying Termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Eligible Employee’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

Provided that the Eligible Employee and/or his or her eligible dependents elect continued medical insurance coverage in accordance with the applicable provisions of COBRA, the Company will continue to pay the employer portion of applicable premium payments for Eligible Employee’s and his or her eligible dependents’ continued COBRA coverage under such plan (as in effect or amended from time to time) at the same rates and levels in effect immediately prior to Eligible Employee’s termination of employment (the “COBRA Subsidy”), until the earlier of (1) the expiration of eighteen (18) months following the termination date or (2) the date Eligible Employee is covered or becomes eligible for any other health care plan coverage from a new employer that does not impose an applicable preexisting condition exclusion (the “COBRA Subsidy Period”). Eligible Employee shall promptly inform the Company in writing when he or she is covered or becomes eligible for any such other health care coverage. The COBRA Subsidy for a given month shall be an amount equal to the employer share of the premium that the Company otherwise would pay for such group health care plan coverage if Eligible Employee were an active employee as of such month. Eligible Employee shall be responsible for paying the full unsubsidized costs (without any COBRA Subsidy) of the applicable COBRA premium for any and all COBRA coverage after the COBRA Subsidy Period. In the event such COBRA Subsidiary would result in adverse tax consequences, as determined by the Company, the Company shall reimburse Eligible Employee for the cost of the COBRA Subsidy rather than pay the COBRA Subsidy directly to the applicable plan administrator. If the Company reimburses Eligible Employee, the Company shall notify Eligible Employee in writing and Eligible Employee shall be responsible for timely paying the full costs of the applicable COBRA premium and submitting a request for reimbursement to the Company within thirty (30) days of such premium payment. The Company will then reimburse Eligible Employee on a monthly basis, within thirty (30) days after its receipt of sufficient documentation of payment by Eligible Employee of the applicable COBRA premium.

For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(c)	Accelerated Vesting. The vesting and exercisability of all then-outstanding compensatory equity awards held by the Eligible Employee shall be accelerated such that the awards are fully vested and exercisable as of the date of the COC Qualifying Termination.
(d)	Extended Period to Exercise Post Termination. If the Eligible Employee has signed an agreement to extend the period to exercise post termination within thirty (30) days after becoming eligible to participate in the Plan, the Company will amend such Eligible Employee’s then- outstanding stock options to extend the post-termination exercise period of such options that is applicable upon a COC Qualifying Termination until the earlier of (i) the original end of the term of each such option (generally 10 years from the date of grant) or (ii) the one (1) year anniversary of the date of the COC Qualifying Termination.
2.	Definitions: The following definitions shall apply for purposes of this Appendix A:
(a)	“Base Salary” shall mean the greater of the Eligible Employee’s base salary in effect immediately prior to (i) the Change of Control or (ii) the date of the COC Qualifying Termination. Base Salary does not include variable forms of compensation such as bonuses, incentive compensation, commissions, expenses or expense allowances and Base Salary shall not include any impact of a reduction in Base Salary that gives rises to Good Reason.
(b)	“Eligible Bonus” shall mean the product of (i) the average percentage of the target annual incentive bonus earned by the Eligible Employee for performance during the two fiscal years immediately prior to the fiscal year in which the Qualifying Termination occurs and (ii) the target annual incentive bonus, expressed in dollars, which the Eligible Employee is eligible to earn in the fiscal year in which (A) the Change of Control occurs or (B) the Qualifying Termination occurs, whichever of (A) or (B) is greater, provided that the target incentive shall not include any impact of a reduction in target annual incentive that gives rises to Good Reason, provided further that if the Eligible Employee has been employed for less than two years or has not participated in the Company’s annual incentive bonus program for each of the prior two years, the performance achievement for purposes of clause (i) shall be 100% for the years in which the Eligible Employee was not employed or did not participate in the annual incentive bonus program..

The foregoing severance benefits are subject to all of the terms and conditions of the Plan, including reduction against any other severance owed to the Eligible Employee.

Rigel Pharmaceuticals, Inc.

By:/s/Raymond Furey

Title: EVP, General Counsel, Corporate Secretary

Appendix B

Rigel Pharmaceuticals, Inc.

Executive Severance Plan (Non-COC Qualifying Termination)

Severance benefits provided to Eligible Employees under the Rigel Pharmaceuticals, Inc. Executive Severance Plan (the “Plan”) are as follows:

1.	Severance Benefits. Subject to the exceptions set forth in Section 2 of the Plan, each Eligible Employee who suffers a Non-COC Qualifying Termination and who meets all of the requirements set forth in the Plan, including, without limitation, executing and letting become effective a general waiver and release in substantially the form attached to the Plan as Exhibit A, Exhibit B or Exhibit C, as applicable, within the applicable time period set forth therein, shall receive severance benefits as set forth in this Appendix B.
(a)	Cash Severance. The Company shall provide for continuing Base Salary payments (“Cash Severance”) to the Eligible Employee in an amount equal to the Base Salary that would have been paid during the period (the “Severance Period”) in the table below had the Eligible Employee continued the service through such Severance Period:

Title at Termination	Severance Period
CEO	18 months
EVP	12 months
SVP	12 months
VP	9 months

Subject to Sections 2(a)(2)(ii) and 3(e) of the Plan, the Cash Severance will be paid in regular installments on each regularly scheduled payroll date until the earlier to occur of the Severance Period following the Non-COC Qualifying Termination or the March 14 of the calendar year following the Non-COC Qualifying Termination.

(b)	COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the Non-COC Qualifying Termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Eligible Employee’s termination of employment under COBRA. The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

Provided that the Eligible Employee and/or his or her eligible dependents elect continued medical insurance coverage in accordance with the applicable provisions of COBRA, the Company will continue to pay the employer portion of applicable premium payments for Eligible Employee’s and his or her eligible dependents’ continued COBRA coverage under such plan (as in effect or amended from time to time) at the same rates and levels in effect immediately prior to Eligible Employee’s termination of employment (the “COBRA Subsidy”), until the earlier of (1) the

Severance Period in the table above or (2) the date Eligible Employee is covered or becomes eligible for any other health care plan coverage from a new employer that does not impose an applicable preexisting condition exclusion (the “COBRA Subsidy Period”). Eligible Employee shall promptly inform the Company in writing when he or she is covered or becomes eligible for any such other health care coverage. The COBRA Subsidy for a given month shall be an amount equal to the employer share of the premium that the Company otherwise would pay for such group health care plan coverage if Eligible Employee were an active employee as of such month. Eligible Employee shall be responsible for paying the full unsubsidized costs (without any COBRA Subsidy) of the applicable COBRA premium for any and all COBRA coverage after the COBRA Subsidy Period. In the event such COBRA Subsidiary would result in adverse tax consequences, as determined by the Company, the Company shall reimburse Eligible Employee for the cost of the COBRA Subsidy rather than pay the COBRA Subsidy directly to the applicable plan administrator. If the Company reimburses Eligible Employee, the Company shall notify Eligible Employee in writing and Eligible Employee shall be responsible for timely paying the full costs of the applicable COBRA premium and submitting a request for reimbursement to the Company within thirty (30) days of such premium payment. The Company will then reimburse Eligible Employee on a monthly basis, within thirty (30) days after its receipt of sufficient documentation of payment by Eligible Employee of the applicable COBRA premium.

For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(c)	Accelerated Vesting. The vesting and exercisability of any then-outstanding and unvested time- based compensatory equity awards held by the Eligible Employee that would have vested during the period in the table below (the “Vesting Amount”) had the Eligible Employee continued employment with the Company through the end of such period shall become vested and exercisable as of the date of the Non-COC Qualifying Termination:

Title at Termination	Vesting Amount
CEO	18 months
EVP	12 months
SVP	12 months
VP	9 months

Further, the vesting and exercisability of any then-outstanding and unvested performance-based compensatory equity awards held by the Eligible Employee that would have vested during the Period to Exercise in the table below had the Eligible Employee continued employment with the Company through the end of such period shall become vested and exercisable as of the date, if any, that the performance goal relating to such performance-based vesting awards is achieved.

(d)	Extended Period to Exercise Post Termination. If the Eligible Employee has signed an agreement to extend the period to exercise post termination within thirty (30) days after becoming eligible to participate in the Plan, the post-termination exercise period of such Eligible Employee’s then-outstanding stock options will be automatically extended until the earlier of (i) the original end of the term of each such option (generally 10 years from the date of grant) or (ii) the Period to Exercise in the table below:

Title at Termination	Period to Exercise
CEO	30 months
EVP	24 months
SVP	24 months
VP	21 months

2.	Definition: The following definition shall apply for purposes of this Appendix B:
(a)	“Base Salary” shall mean the Eligible Employee’s base salary in effect immediately prior to the date of the Non-COC Qualifying Termination. Base Salary does not include variable forms of compensation such as bonuses, incentive compensation, commissions, expenses or expense allowances and Base Salary shall not include any impact of a reduction in Base Salary that gives rises to Good Reason.

The foregoing severance benefits are subject to all of the terms and conditions of the Plan, including reduction against any other severance owed to the Eligible Employee.

Rigel Pharmaceuticals, Inc.

By:/s/Raymond Furey

Title: EVP, General Counsel, Corporate Secretary